                                                                    Exhibit 10.1


            NOTE PURCHASE, MODIFICATION and FOREBEARANCE AGREEMENT, dated as of July 25, 2001, by and between CellPoint Inc., a Nevada corporation ("CellPoint" or the "Company"), and Castle Creek Technology Partners LLC (the "Purchaser").



            WHEREAS, the Purchaser is the holder of outstanding convertible promissory notes (the "Notes"), each dated as of December 6, 2000, in the original aggregate principal amount of $10,000,000;



            WHEREAS, the Purchaser has agreed to sell the outstanding Notes and CellPoint has agreed to purchase those Notes on the terms set forth below.



            WHEREAS, the Purchaser and the Company have also agreed, by execution of this Note Purchase, Modification and Forebearance Agreement, to amend certain provisions of the Notes.



            WHEREAS, the Company is in default under the Notes because without limitation it has failed to make interest payments due on June 30, 2001 and it has failed to file a proxy statement relating to a stockholders meeting as required under the Securities Purchase Agreement dated as of December 6, 2000 between the Company and the Purchaser, and the Purchaser is willing to forebear from enforcing its rights under the Notes as provided below.



            NOW, THEREFORE, intending to be legally bound, the Company and the Purchaser hereby agree as follows:


      1. PURCHASE AND SALE OF THE NOTES. CellPoint hereby agrees to purchase all outstanding Notes and the Purchaser agrees to sell those Notes for an amount equal to eighty-six percent (86%) of their outstanding principal amount as of the date hereof. Closing shall occur no later than the following dates for the following cash payments:


         DATE                                   AMOUNT

         60 days from the date hereof           $3,000,000 (the "First Purchase Payment")
         90 days from the date hereof           Balance of purchase price (the "Second
                                                Purchase Payment")

      The Trading Restriction Payment (as defined below) shall be credited against the Second Purchase Payment if the First Purchase Payment and the balance of the Second Purchase Payment are made in full on a timely basis and CellPoint is in compliance with its other obligations under this Agreement in all material respects. At the respective closing date, Purchaser shall surrender to CellPoint for cancellation Notes in the appropriate principal amount upon wire transfer to Purchaser's account of the applicable First Purchase Payment or the Second Purchase Payment (collectively, the "Purchase Payments"). Purchaser's obligations to sell Notes upon tender of the Purchase Payment shall be conditional (which condition may be waived by Purchaser in whole or in part in its sole discretion) upon CellPoint's being in compliance in all material respects with its obligations under this Agreement at the applicable time. By way of example only, if $9,500,000 of principal amount of the Notes were outstanding, upon timely tender of the First Purchase Payment in the amount of $3,000,000, the Purchaser shall surrender Notes in the aggregate principal amount of $3,488,372 (86% of $3,488,372 equals $3,000,000) and upon tender of the Second Purchase Payment ($4,170,000 in cash and credit of the $1,000,000 Trading Restriction Payment), the Purchaser shall surrender the balance of the Notes in the aggregate principal amount of $6,011,628 (86% of $6,011,628 equals $5,170,000).

      Simultaneously with the payment of the Second Purchase Payment, CellPoint shall pay to the Purchaser all accrued but unpaid interest (calculated at a non-default rate notwithstanding any prior notice to the contrary from the Purchaser to CellPoint) on the Notes from the date of issuance thereof through the date of the Second Purchase Payment by either, at the option of CellPoint (notified to the Purchaser ten days before the making of such payment) (a) the payment in cash of the full amount of such accrued but unpaid interest, or (b)
(i) the payment of cash equal to (A) 50% of such accrued interest, less (B) an amount equal to interest on the Trading Restriction Payment for the period from the date hereof through the date of the Second Purchase Payment, calculated at the applicable money market rate of interest paid by Bear Stearns on its money market accounts for such period; and (ii) the issuance of a number of shares of Common Stock of CellPoint equal to 50% of such accrued interest, divided by the average of the closing stock prices of CellPoint's Common Stock for the ten consecutive trading days prior to the date of the Second Purchase Payment. Such shares, if issued, shall be registered with the SEC pursuant to a registration statement filed pursuant to paragraph 8 of this Agreement.

      2. TRADING RESTRICTIONS. From the date hereof until the purchase in full of the Notes by CellPoint pursuant to this Agreement, neither the Purchaser nor any of the Purchaser's principals, partners, members or controlled affiliates shall, directly or indirectly, trade in CellPoint's securities (including, without limitation, (I) any transaction constituting a "short sale" (as defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended), or (II) establishment of an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended), or (III) any public announcement of the intention to do any of the foregoing). In consideration of such trading restrictions, CellPoint shall pay to Purchaser, contemporaneously with the execution of this Agreement, a payment in the amount of One Million Dollars ($1,000,000) in cash (by wire transfer to Purchaser's account) (the "Trading Restriction Payment") which the Purchaser shall be entitled to retain in all events, subject to paragraph 1 hereof, regardless of whether or to what extent the Notes are purchased under this Agreement . Within seven days prior to the date on which a Purchase Payment is due hereunder, the Purchaser, shall, if requested by CellPoint, provide CellPoint with a letter confirming that it is in compliance with the restrictions set forth in this paragraph 2.


      3. AMENDMENT OF THE NOTES; CONVERSION PRICE. The Notes shall remain in effect without modification, except as provided herein. The Notes shall be deemed amended as provided herein effective immediately. Effective immediately, the outstanding Notes shall have a Fixed Conversion Price (as that term is defined in the Notes) of $4.00, and such Fixed Conversion Price shall be the Conversion Price for so long as CellPoint is in compliance in all material respects with its obligations under this Agreement. Until the expiration of 90 days from the date hereof , the Purchaser shall not transfer any of the Notes or any rights in the Notes to any person or entity, and any purported transfer in violation of this provision shall be null and void.


      4. SECURITY. As security for CellPoint's obligations under this Agreement and the Notes, CellPoint hereby grants to the Purchaser a first priority security interest in the tangible and intangible assets of CellPoint, including inventory, accounts, equipment and general intangibles (including the stock of CellPoint's subsidiaries), as such terms are defined in Article 9 of the Uniform Commercial Code of the State of New York, as the same may be amended, and other applicable laws in jurisdictions where CellPoint or its subsidiaries have assets. As soon as practicable after the date of this Agreement (but in any event no later than thirty (30) days from the date hereof), CellPoint shall execute and deliver to the Purchaser one or more security agreements, which shall contain customary terms and conditions of a security interest of the type granted herein and which agreements shall be in form and substance satisfactory to the Purchaser (whose response shall not be unreasonably delayed). In addition, as soon as practicable after the date hereof (but in any event no later than thirty (30) days from the date hereof), CellPoint shall execute and file financing statements and other documents to perfect the Purchaser's lien as shall be reasonably satisfactory to the Purchaser (whose response shall not be unreasonably withheld or delayed); provided, however, CellPoint shall be deemed to have complied with this paragraph if CellPoint shall have prepared and filed all applicable documentation with the appropriate governmental authorities, though it shall not have then received evidence of such filings. The Purchaser agrees that it will execute all such releases as shall be necessary in order to release the lien on the assets and/or stock of Unwire in connection with a sale of Unwire or its assets in a transaction on arms'length commercially reasonable terms with an unaffiliated party, as to which the Purchaser has given its consent (such consent shall not be unreasonably withheld or delayed to the extent that CellPoint is in compliance in all material respects with its obligations under this Agreement). The Purchaser agrees to release its security interest and execute all necessary releases upon its receipt of the Second Purchase Payment.


      5. RELEASE AND NONDISPARAGEMENT. CellPoint acknowledges to the Purchaser that disparaging public statements attributed (whether correctly or incorrectly) to CellPoint's officers are not correct, and to the extent that such statements were actually made by CellPoint's officers, CellPoint hereby retracts such statements in their entirety. To the extent reasonably requested by the Purchaser, CellPoint agrees that it shall issue a statement in which it shall clarify, if necessary, any statements of which CellPoint is or becomes aware in publications previously attributed (whether correctly or incorrectly) directly to CellPoint or its officers with respect to the characterization of the Purchaser or the transactions contemplated by the Securities Purchase Agreement. CellPoint hereby agrees not to disparage the Purchaser or its affiliates or principals in the future. The Purchaser hereby agrees not to disparage CellPoint or its officers or directors in the future. CellPoint hereby releases the Purchaser and its affiliates and principals with respect to all claims arising prior to the date of this Agreement pursuant to the release in the form attached hereto as EXHIBIT A being delivered by CellPoint to the Purchaser contemporaneously herewith. Nothing in this paragraph 5 shall preclude CellPoint from pursuing its legal remedies against the Purchaser in the event that the Purchaser breaches any of its obligations under this Agreement.

      6. FOREBEARANCE. The Purchaser agrees to forebear in enforcing its remedies under the Notes, the Securities Purchase Agreement and the other agreements and instruments contemplated thereby for breaches which have occurred prior to the date hereof for so long as CellPoint is in compliance in all material respects with its obligations under this Agreement.


      7. WARRANTS. Contemporaneous with the execution of this Agreement, CellPoint shall issue to the Purchaser five-year warrants (the "New Warrants") to purchase 500,000 shares of CellPoint Common Stock at an exercise price equal to 120% of the average of the closing prices of CellPoint's Common Stock on the NASDAQ for the ten consecutive trading days prior to the date hereof in the form attached hereto as EXHIBIT B. The New Warrants shall not be exercisable until after the first anniversary of the date hereof, except as otherwise provided in the New Warrants.


      8. REGISTRATION. The Registration Rights Agreement dated as of December 6, 2000 between CellPoint and the Purchaser (the "Registration Rights Agreement") is hereby amended to include shares issued upon exercise of the New Warrants (the "New Warrant Shares") as "Warrant Shares", and the shares, if any, issued pursuant to paragraph 1 shall be included as "Registrable Securities". Defined terms used in this paragraph and not otherwise defined herein shall have the meanings specified in the Registration Rights Agreement. The Registration Rights Agreement is also hereby amended to require that CellPoint shall file with the SEC a Registration Statement (which shall be a "Prepayment Registration Statement") covering the resales of 120% of the New Warrant Shares and the shares issued with respect to accrued interest pursuant to paragraph 1 hereof, no later than October 31, 2001 (which shall be a "Filing Deadline") and shall cause such Registration Statement to become effective no later than 90 days after the filing date of such registration statement. CellPoint shall be obligated to comply with its obligations under the Registration Rights Agreement, as amended hereby, with respect to the New Warrant Shares and any shares issued pursuant to paragraph 1, in all respects, including without limitation the obligation to make payments in the event of a Registration Failure or a Registration Suspension (provided, however, that CellPoint shall not be subject to any obligation to make any payments in the event of a Registration Failure for the failure of the Registration Statement to become effective within such 90-day period if, at that time, CellPoint shall have made all Purchase Payments in full on a timely basis and the accrued interest under paragraph 1 shall have been paid fully in cash and such Registration Statement is declared effective by the date the New Warrants first become exercisable) and to file an amendment or new Registration

Statement in accordance with the provisions of Section 3.b. of the Registration Rights Agreement if the number of shares registered is insufficient.

      9. FILING OF 8-K; COMPLIANCE WITH ALL OBLIGATIONS UNDER NOTES AND OTHER AGREEMENTS. CellPoint shall file with the SEC a report on Form 8-K under Item 5 thereof with respect to the terms of this Agreement within seven days after the date hereof, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K. CellPoint shall provide the Purchaser with a copy of the Form 8-K at least two days prior to its filing thereof, and shall include any reasonable comments made by the Purchaser with respect to the description of this Agreement, the Purchaser and the transactions contemplated hereby; PROVIDED, HOWEVER, that if the Purchaser shall fail to respond within such two-day period, then CellPoint shall file the Form 8-K in the form provided to the Purchaser for review. Notwithstanding any provisions to the contrary contained in the Notes, the Securities Purchase Agreement or any of the agreements or instruments contemplated thereby, for so long as CellPoint is in compliance in all material respects with its obligations under this Agreement,
(a) without limiting CellPoint's obligations under paragraph 11 of this Agreement, CellPoint shall not be required to comply with the provisions of clauses k., l., m., n., or o. of Section 4 of the Securities Purchase Agreement,
(b) CellPoint shall not be required to convert any Notes as to which a conversion notice has not been given prior to the date hereof into Conversion Shares, and (c) CellPoint shall not be required to issue any Prepayment Warrants (as defined in the Notes) in connection with the transactions contemplated by this Agreement. CellPoint, as one of its obligations under this Agreement, shall comply in all material respects with its obligations under the Notes, as amended, the Registration Rights Agreement, as amended, and all other instruments to which CellPoint and the Purchaser are a party, except as otherwise contemplated by this Agreement. The failure of CellPoint to comply in all material respects with its obligations under this Agreement, including without limitation the obligations under the preceding sentence and the obligation to perfect security interests, unless such failure is explicitly waived by the Purchasers in writing, shall terminate the Purchaser's obligations under this Agreement, including without limitation the obligations to sell the Notes and to restrict trading, conversion and transfer. Any such failure shall not affect amendments to the Notes or the Registration Rights Agreement made pursuant to this Agreement or limit other obligations of CellPoint, including without limitation its obligations to purchase the Notes.


      10. CONFESSION OF JUDGMENT. THE NOTES SHALL IMMEDIATELY BE AMENDED BY THE ADDITION OF THE CONFESSION OF JUDGMENT PROVISION ATTACHED HERETO AS EXHIBIT C.

      11. NEGATIVE COVENANTS. So long as any Notes are outstanding and without derogation of any restrictions contained in the other agreements between CellPoint and the Purchaser, CellPoint shall not (a) incur any debt that is secured by any lien or is senior to or PARI PASSU with the Notes, (b) issue any equity or equity equivalent securities at a price (on an as converted or an as exercised basis, if applicable) more than 20% below the average of the closing market prices (the "Market Price Average") on the NASDAQ of the CellPoint Common Stock during the ten consecutive trading day period ending on the trading date immediately preceding the date of the closing of the issuance of such equity or equity-equivalent securities, and/or (c) issue any equity or equity equivalent securities on other than a fixed price basis or with more than 50% warrant coverage; PROVIDED, HOWEVER, that the negative covenants in this paragraph 11 shall not apply to any transaction pursuant to which CellPoint raises funds, the proceeds of which (in whole or in part) are used to make the Second Purchase Payment in full simultaneously with the closing of such transaction; provided further that clause (b) above shall not be deemed violated for any transaction completed within 60 days after the date hereof, if the price at which the equity or equity equivalent securities are sold (on an as converted or an as exercised basis, if applicable) is at least $3.00 and the Market Price Average at the time of such sale does not exceed $5.00). Subject to the proviso of the preceding sentence, the provisions of this paragraph 11 apply to any transaction between CellPoint and any third party who acquires Notes hereunder, including without limitation any restructuring of the Notes after acquisition. CellPoint acknowledges that the restrictions of this paragraph 11 shall apply to transactions in which CellPoint raises funds for the making of the Trading Restriction Payment and the First Purchase Payment.

      12. NOTICE OF NON-COMPLIANCE; OPPORTUNITY TO CURE. In the event of material non-compliance by CellPoint with the provisions of this Agreement, except with respect to the obligations of CellPoint to purchase the Notes, to deliver shares upon conversions of the Notes that do not violate this Agreement or to grant and perfect security interests or CellPoint's obligations under paragraph 5 and 11, the Purchaser shall so notify CellPoint in writing of such non-compliance, and the Purchaser shall provide CellPoint with a fifteen day period of time to cure any such non-compliance to the extent such non-compliance is reasonably capable of being cured during such period of time.

      13. BINDING EFFECT; OTHER. Except as explicitly set forth herein, all other agreements between the parties remain unchanged. Except as may otherwise be required by applicable law, no press release regarding this Agreement shall be issued without the prior approval of the Purchaser, which approval shall not be unreasonably withheld or delayed. CellPoint may , in its sole discretion, designate one or more additional parties to purchase the Notes, but such designation shall not, in any way, relieve CellPoint of any of its obligations under this Agreement, though performance by such designee shall constitute performance by CellPoint hereunder. Each of CellPoint and the Purchaser represents and warrants to the other party that the execution, delivery and performance of this Agreement has been duly authorized and does not require any consents or authorizations of any third parties (except to the extent that CellPoint is required to make any filings with governmental authorities after the date hereof with respect to the transactions contemplated hereby). This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, in any proceeding based on or arising under this Agreement, the parties consent to the jurisdiction of New York courts on the same terms as provided in Section 9.6 of the Notes and agree that the other provisions of Section 9.6 of the Notes shall be applicable to this Agreement.


AGREED TO:

CELLPOINT INC.                    CASTLE CREEK TECHNOLOGY
                                  PARTNERS, LLC

By:/s/ LYNN DUPLESSIS             By: /s/ MICHAEL SPOLAN
      Name: Lynn Duplessis                Name:  Michael Spolan
      Title:   Exec. V.P.                 Title: Managing Director, Castle Creek
                                                 Partners, as Agent for Castle
                                                 Creek Technology Partners LLC

                                    EXHIBIT A
                                 GENERAL RELEASE

      KNOW ALL MEN BY THESE PRESENTS, That the undersigned, CellPoint, Inc., a Nevada corporation (the "Company"), for and in consideration of the sum of Ten Dollars ($10.00) in lawful money of the United States of America paid to it by Castle Creek Technology Partners LLC ("CC") at the date hereof, receipt of which is hereby acknowledged, and other good and valuable consideration, has remised, released and forever discharged and, by these Presents, does, for itself and its successors and assigns, irrevocably and unconditionally, remise, release and forever discharge the said CC and its owners, subsidiaries, members, predecessors, successors, assigns, officers, directors, agents, employees, representatives, attorneys, affiliates and all persons acting by, through or in concert with them (collectively the "Released Parties") of and from all manner of actions, cause, and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of any nature whatsoever, in law or in equity, suspected or unsuspected, known or unknown, fixed or contingent, and particularly, without limiting the generality of the foregoing, any and all claims relating to or arising out of CC investments in and purchases and sales of securities issued by the Company and any related transactions, any and all agreements that CC has or may have or may have had with the Company or any of its subsidiaries or predecessors, executed, unexecuted or proposed, oral or written, or the termination of any such agreements, which it now has against the Released Parties or ever had, or which it or its successors or assigns, hereafter can, shall or may have, for, upon, or by reason of any such matter, cause or thing, whatsoever, on or at any time prior to the date of these Presents.

      The undersigned has read and understands that this is a General Release, has been advised by counsel as to the implications of granting a General Release and intends to be legally bound by the same.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this General Release this 25th day of July, 2001.


                                      CELLPOINT INC.



                                      By:
                                         ---------------------------------------
                                                 Its: Chairman

                                                                EXHIBIT B TO THE
                                                     NOTE PURCHASE, MODIFICATION
                                                                             AND
                                                           FORBEARANCE AGREEMENT


            VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE FIFTH ANNIVERSARY OF ISSUANCE

      THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                             Right to Purchase 500,000 Shares of
                                         Common Stock, par value $.001 per share

                                             Date:    July 25, 2001

                                 CELLPOINT INC.
                             STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, CASTLE CREEK TECHNOLOGY PARTNERS, LLC, or its registered assigns, is entitled to purchase from CELLPOINT INC., a corporation organized under the laws of the State of Nevada (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, Five Hundred Thousand (500,000) fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $3.14. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant which was issued pursuant to the Note Purchase, Modification and Forbearance Agreement dated July 25, 2001 by and between the Company and the other signatory thereto (the "NOTE PURCHASE AGREEMENT"). All references herein to monetary denominations shall refer to lawful money of the United States of America.

      This Warrant is subject to the following terms, provisions and conditions:

      1. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Sections 2 and 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company by 5:59 p.m. New York time on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof) and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) upon delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 11(c) below) pursuant to Section 11(c) hereof for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered and the completed Exercise Agreement shall have been delivered and payment shall have been made for such shares as set forth above or, if such day is not a business day, on the next succeeding business day. The Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within three business days, after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder is not obligated to return such certificate for the placement of a legend thereon and the holder has provided the Company with information required by DTC relating to the DTC Account of the holder or the holder's nominee, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the holder physical certificates representing the Warrant Shares so purchased. Further, the holder may instruct the Company in writing to deliver to the holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be requested by the holder hereof, shall be registered in the name of such holder or such other name as shall be designated by such holder. Prior to the earlier of the date that the Warrant Shares may be sold pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule) or the date of the registration of the Warrant Shares pursuant to the Note Purchase Agreement, and the Registration Rights Agreement dated as of December 5, 2000, by and between the Company and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), the certificates evidencing the Warrant Shares shall bear the restrictive legend required by the Securities Act. After the earlier of the dates referred to in the preceding sentence, the certificates evidencing the Warrant Shares shall not bear any restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

      If, at any time, a holder of this Warrant submits this Warrant, an Exercise Agreement and payment to the Company of the Exercise Price for each of the Warrant Shares specified in the Exercise Agreement, and the Company fails for any reason to deliver, on or prior to the fifth business day following the expiration of the Delivery Period for such exercise, the number of shares of Common Stock to which the holder is entitled upon such exercise (an "EXERCISE DEFAULT"), then the Company shall pay to the holder payments ("EXERCISE DEFAULT PAYMENTS") for an Exercise Default in the amount of (a) (N/365), multiplied by
(b) the amount by which the Market Price (as defined in Section 4(l) below) on the date the Exercise Agreement giving rise to the Exercise Default is transmitted in accordance with this Section 1 (the "EXERCISE DEFAULT DATE") exceeds the Exercise Price in respect of such Warrant Shares, multiplied by (c) the number of shares of Common Stock the Company failed to so deliver in such Exercise Default, multiplied by (d) .24, where N = the number of days from the Exercise Default Date to the date that the Company effects the full exercise of this Warrant which gave rise to the Exercise Default. The accrued Exercise Default Payment for each calendar month shall be paid in cash not later than the fifth day of the month following the month in which it has accrued.

      Nothing herein shall limit the holder's right to pursue actual damages (but not consequential damages) for the Company's failure to comply with the terms of this Warrant.

      2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after July 25, 2002 (provided that this Warrant may be exercised immediately upon any breach by the Company of its obligations under this Warrant or a material breach of the Note Purchase Agreement) and before 5:59 p.m., New York City time, on July 25, 2006 (the "EXPIRATION DATE"). The period beginning July 25, 2002 (or earlier as provided herein) and ending on the Expiration Date shall be referred to herein as the "EXERCISE PERIOD").

      3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

            (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

            (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant (without giving effect to the limitations on exercise set forth in Section 7(g) hereof).

            (c) LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

            (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the economic benefit inuring to the holder hereof and the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the lowest Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

            (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

            (f) BLUE SKY LAWS. The Company shall, on or before the date of issuance of any Warrant Shares, take such actions as the Company shall reasonably determine are necessary to qualify the Warrant Shares for, or obtain exemption for the Warrant Shares for, sale to the holder of this Warrant upon the exercise hereof under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the holder of this Warrant prior to such date; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

      4. ANTIDILUTION PROVISIONS. So long as the Warrant is outstanding, the Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.

            In the event that any adjustment of the Exercise Price(s) as required herein results in a fraction of a cent, such Exercise Price(s) shall be rounded up or down to the nearest cent.

            (a) ADJUSTMENT OF EXERCISE PRICE(S). Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever during the period beginning on July 20, 2001 (the "ISSUE DATE") and ending on the Expiration Date the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share that is less than either the Market Price on the

Measurement Date (as such terms are hereinafter defined) or the Exercise Price on the Measurement Date (a "DILUTIVE ISSUANCE"), then effective immediately upon the Dilutive Issuance, the Exercise Price(s) will be reduced to the lowest Exercise Price determined in accordance with the following:

      If the Dilutive Issuance is at a price which is less than the Exercise Price on the Measurement Date, then the Exercise Prices shall be an amount equal to the consideration per share of Common Stock received or deemed received by the Company in such issuance, determined as provided in this
      Section 4; or

      If the Dilutive Issuance is at a price which is less than the Market Price on the Measurement Date, then the Exercise Price(s) will be adjusted in accordance with the following formula:

                  E'   =   E    x       O + P/M
                                     -------------
                                         CSDO

                  where:

                  E'   =    the adjusted Exercise Price;
                  E    =    the Exercise Price on the Measurement Date;
                  M    =    the greater of the Market Price on the Measurement
                            Date or the Exercise Price on the Measurement Date;
                  O    =    the number of shares of Common Stock outstanding
                            immediately prior to the Dilutive Issuance;
                  P    =    the aggregate consideration, calculated as set
                            forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance; and
                  CSDO =    the total number of shares of Common Stock Deemed
                            Outstanding (as defined in Section 4(l)(i) below) immediately after the Dilutive Issuance.


Notwithstanding the foregoing, no adjustment shall be made pursuant to this
Section 4(a) if such adjustment would result in an increase in the Exercise Price. Further, if the Dilutive Issuance is at a price which is less than both the Exercise Price on the Measurement Date and the Market Price on the Measurement Date, the Exercise Price shall be adjusted to the lowest price determined as provided above.

            (b) EFFECT ON EXERCISE PRICE(S) OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price(s) under Section 4(a) hereof, the following will be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than either the Market Price or the Exercise Price in effect on the Measurement Date ("BELOW MARKET OPTIONS"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Below Market Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price(s) will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Below Market Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Below Market Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

            (ii)  ISSUANCE OF CONVERTIBLE SECURITIES.

                        (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 4(b)(ii)(B) if applicable) is less than the Market Price or the Exercise Price in effect on the Measurement Date, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities (taking into account the value of any warrants or other securities issued to the purchasers of such Convertible Securities), plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price(s) will be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                        (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "VARIABLE RATE CONVERTIBLE SECURITY"), then the "price per share for which Common Stock is issuable upon such exercise, conversion or exchange" for purposes of the calculation contemplated by Section 4(b)(ii)(A) shall be deemed to be the price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied) if the Market Price on the Measurement Date is assumed for purposes of this calculation to be 80% of the Market Price on such date (the "ASSUMED VARIABLE MARKET PRICE"). Further, if the Market Price at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4 with respect to any Variable Rate Convertible Security, the Exercise Price(s) in effect at such time shall be readjusted to equal the Exercise Price(s) which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been 80% of the Market Price existing at the time of the adjustment required by this sentence.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price(s) in effect at the time of such change will be readjusted to the Exercise Price(s) which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including, in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the contribution expected by the Company for the provided or purchased services) will be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; PROVIDED, HOWEVER, that if the holder hereof does not agree to such fair market value calculation within three business days after receipt thereof from the Company, then such fair market value will be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the holder hereof, with the costs of such appraisal to be borne by the Company.

                  (v) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE(S). No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date of issuance of this Warrant and set forth on Schedule 3(d) of the Securities Purchase Agreement dated as of December 6, 2000 by and among the Company and the other signatories thereto (the "SECURITIES PURCHASE AGREEMENT") in accordance with the terms of such securities as of such date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock, warrants or options is approved in accordance with the terms of such employee benefit plan; (iii) upon conversion of the Notes or exercise of the Warrants; or (iv) upon the issuance of Common Stock in an underwritten public offering (an offering pursuant to an equity line arrangement shall not be an underwritten public offering for this purpose); or (v) upon the issuance of securities to a strategic investor (the "STRATEGIC INVESTOR"), provided that, in the case of clause (v), such sale satisfies the following conditions: (A) the sale of such securities was approved by the non-employee members of the Board of Directors of the Company and, in the good faith reasonable business judgment of the non-employee members of the Board of Directors of the Company, such sale of the Company's securities to the Strategic Investor will further the operational business interests of the Company; and (B) the primary purpose of such sale is other than a financing arrangement.

            (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time during the period beginning on the Issue Date and ending on the Expiration Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price(s) in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time during the period beginning on the Issue Date and ending on the Expiration Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price(s) in effect immediately prior to such combination will be proportionately increased.

            (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price(s) pursuant to the provisions of Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant at each such Exercise Price shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant at such Exercise Price immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            (e) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the period beginning on the Issue Date and ending on the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Warrant and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

            (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "DISTRIBUTION"), at any time during the period beginning on the Issue Date and ending on the Expiration Date, then the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such Distribution. If the Company distributes rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of the Warrants, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until 30 days after the date the holders of the Warrants receive such securities pursuant to the exercise hereof.

            (g) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price(s), then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price(s) resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at each such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The chief financial officer of the Company shall certify such calculation.

            (h) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than $.01, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than $.01.

            (i) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

            (j) OTHER NOTICES. IN CASE AT ANY TIME:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (other than dividends or distributions payable in cash out of retained earnings consistent with the Company's past practices with respect to declaring dividends and making distributions) to the holders of the Common Stock;

                  (i) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (ii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

                  (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date or estimated date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable estimate thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above. Notwithstanding the foregoing, the Company shall publicly disclose the substance of any notice delivered hereunder prior to delivery of such notice to the holder of this Warrant.

            (k) CERTAIN EVENTS. If, at any time during the period beginning on the Issue Date and ending on the Expiration Date, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price(s) and the number of shares of Common Stock acquirable upon exercise of this Warrant at each such Exercise Price so that the rights of the holder shall be neither enhanced nor diminished by such event.

            (l) CERTAIN DEFINITIONS.

                  (i) "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in the case of any adjustment required by Section 4(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by
Section 4(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

                  (iv) "MARKET PRICE", as of any date, (i) means the average of the closing bid prices for the shares of Common Stock as reported on the NASDAQ National Market ("NASDAQ") by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the holder) ("BLOOMBERG") for the five consecutive trading days immediately preceding such date, or (ii) if NASDAQ is not the principal trading market for the shares of Common Stock, the average of the last reported bid prices as reported by Bloomberg on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price as reported by Bloomberg for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holder, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (v) "COMMON STOCK", for purposes of this Section 4, includes the Common Stock and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only Common Stock in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

                  (vi) "MEASUREMENT DATE" means (i) for purposes of any private offering of securities under Section 4(2) of the Securities Act of 1933, as amended, the date that the Company enters into legally binding definitive agreements for the issuance and sale of such securities and (ii) for purposes of any other issuance of securities, the date of issuance thereof.

      5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

      6. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      7. TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANT. (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, PROVIDED, HOWEVER, that any transfer or assignment shall be subject to the prior written consent of the Company, which consent may not be unreasonably withheld, and to the conditions set forth in Sections 7(f) and (g) hereof and the provisions of Sections 2(f) and 2(g) of the Securities Purchase Agreement.] Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in
Section 8 hereof are assignable only in accordance with the provisions of the Registration Rights Agreement.

            (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This
Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor of different denominations representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares (at the Exercise Price therefor) as shall be designated by the holder hereof at the time of such surrender.

            (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7. The Company shall indemnify and reimburse the holder of this Warrant for all losses and damages arising as a result of or related to any breach of the terms of this Warrant, including costs and expenses (including reasonable legal fees) incurred by such holder in connection with the enforcement of its rights hereunder.

            (e) WARRANT REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; PROVIDED that no such opinion, letter, or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

            (g) NO FIVE PERCENT HOLDERS. Notwithstanding anything to the contrary contained herein, this Warrant shall not be exercisable by the holder to the extent (but only to the extent) that, if exercisable by the holder, the holder would be the beneficial owner of more than 4.99% of the shares of Common Stock. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations thereunder. For clarification, it is expressly a term of this security that the limitations contained in this Section 7(g) shall apply to each successive holder. The restriction contained in this Section 7(g), may not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding Shares of Common Stock and the holder hereof approve such alteration, amendment, deletion or change.

      8. REGISTRATION RIGHTS. The initial holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Note Purchase Agreement and the Registration Rights Agreement, including the right to assign such rights to certain assignees, as set forth therein.

      9. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be delivered personally or by courier or by confirmed telecopy, and shall be effective upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:


                           If to the Company:

                           CELLPOINT INC.
                           3000 Hillswood Drive
                           Hillswood Business Park
                           Chertsey,
                           Surrey KT16 0RS
                           Attention:  Lynn Duplessis
                           Telecopy: 44 1 344 623 090

                           with a copy to:

                           Salans Hertzfeld Heilbronn Christy & Viener
                           620 Fifth Avenue
                           New York, NY  100220
                           Attention:  Steven R. Berger, Esq.
                           Telecopy:  212-632-5555

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

      10. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of New York. The Company and the registered holder irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the State of New York in any suit or proceeding based on or arising under this Warrant and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the registered holder irrevocably waive any objection to the laying of venue and the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and the registered holder further agree that service of process upon it mailed by certified or registered mail shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect the right of the Company or the registered holder to serve process in any other manner permitted by law. The Company and the registered holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      11. MISCELLANEOUS.

            (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

            (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

            (c) CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised at any time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the Market Price per share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be such Market Price per share of Common Stock.

            (d) TRADING DAY. For purposes of this Warrant, the term "TRADING DAY" means any day on which NASDAQ or, if the Common Stock is not then traded on NASDAQ, the principal United States securities exchange or trading market where the Common Stock is then listed or traded, is open for trading.



                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be signed by its duly authorized officer.

                                        CELLPOINT INC.








                                         By:
                                             ----------------------------------
                                             Name:    Lynn Duplessis
                                             Title:   Executive Vice President

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To:      CELLPOINT INC.
         3000 Hillswood Drive
         Hillswood Business Park
         Chertsey,
         Surrey KT16 0RS
         Attention:
                   -------------------
         Telecopy:
                   -------------------

         The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of CELLPOINT INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), evidenced by the attached Warrant and [herewith makes payment of the Exercise Price with respect to such shares in full] [hereby elects to effect a Cashless Exercise (as defined in Section 11(c) of such Warrant], all in accordance with the conditions and provisions of such Warrant.

         The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

/ / The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Exercise Agreement to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program.

/ / In lieu of receiving the shares of Common Stock issuable pursuant to this Exercise Agreement by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

         The undersigned requests that a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant, in the name of the Holder and delivered to the undersigned at the address set forth below:


Dated:
                                             ----------------------------------
                                             Signature of Holder

                                             Name of Holder (Print)

                                             Address:

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

NAME OF ASSIGNEE                ADDRESS                            NO OF SHARES











, and hereby irrevocably constitutes and appoints ____________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:                      ,
       ---------------------  ----

In the presence of



                               Name:
                                    --------------------------------------

                               Signature:
                                         ---------------------------------
                               Title of Signing Officer or Agent (if any):


                               Address:
                                       -----------------------------------


                               Note: The above signature should correspond
                                     exactly with the name on the face of the within Warrant.

                                                                       EXHIBIT C
                                                                          TO THE
                                                 NOTE PURCHASE, MODIFICATION AND
                                                           FORBEARANCE AGREEMENT

As further security for the repayment of the Note, the Corporation hereby (i) confesses judgment (the "Confessed Judgment") in the sum of $1,000,000, plus interest from December 6, 2000 at the rate of 15% per annum, plus the costs and disbursements of an action to enter such judgment, and less any payments of the principal amount of the Note made prior to the entry of such Confessed Judgment, and (ii) simultaneously with the execution and delivery of that certain Note Purchase, Modification and Forbearance Agreement dated as of July 25, 2001 between the Corporation and the holder (the "Note Purchase Agreement") executes and delivers to the holder an Affidavit of Confession of Judgment in the form annexed hereto as Schedule 1. In the event the Corporation shall default under
(a) any provision of this Note, as amended by the Note Purchase, Modification and Forbearance Agreement or (b) any provision of the Note Purchase, Modification and Forbearance Agreement, then the holder shall be entitled to enter judgment in accordance with the Confessed Judgment without further notice or order.